Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-172165) on Form S-1 of Lighting Science Group Corporation of our report dated April 1, 2011, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Orlando, Florida

April 19, 2011